UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2017

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141884	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 15, 2017, PROS, Inc., a wholly-owned subsidiary of PROS Holdings, Inc. (the “Company”), entered into that certain Ninth Amendment (the “Amendment”) to the Credit Agreement, dated as of July 2, 2012 (the “Credit Agreement”) among PROS, Inc. as Borrower, several lenders from time to time parties thereto and Wells Fargo, N.A., as administrative agent.

The Amendment provides for amendments to, among other provisions, the restricted payment covenant to accommodate the issuance of the Convertible Notes (as described below). The Amendment includes a full, conformed copy of the Credit Agreement that incorporates the changes from all amendments thereto as of June 15, 2017.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment that is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events

On June 15, 2017, the Company issued a press release regarding the pricing of a private offering of $106,250,000 aggregate principal amount at maturity of convertible senior notes due 2047 (the “Convertible Notes”). The Convertible Notes will be sold by the Company in separate private placements to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to separate purchase agreements with each purchaser.

The Convertible Notes will be unsecured, unsubordinated obligations of the Company, will pay interest semiannually at an annual rate of 2.00% and will mature on June 1, 2047, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Each $1,000 principal amount at maturity of Convertible Notes will have an issue price of $880 for purposes of the indenture governing the Convertible Notes (the “indenture”). An amount equal to the difference between the issue price and the principal amount at maturity will accrete to the Convertible Notes in accordance with a schedule to be set forth in the indenture. The issue price plus such accreted amount per $1,000 principal amount at maturity of the Convertible Notes is referred to herein as the “accreted principal amount.” On June 1, 2022, the accreted principal amount will accrete to 100% of the final principal amount.

The Convertible Notes will have an initial conversion rate of 20.5624 shares of the Company’s common stock per $1,000 principal amount at maturity of Convertible Notes (which is equivalent to an initial conversion price of approximately $48.63 per share of the Company’s common stock), representing an initial conversion premium of approximately 75.0% above the closing price of $27.79 per share of the Company’s common stock on June 15, 2017. The conversion rate will be subject to adjustment in certain circumstances and will be convertible into cash, shares of the Company’s common stock or any combination of cash and shares of the Company’s common stock, at the Company’s election. Prior to March 1, 2047, the Convertible Notes will only be convertible at the option of the holders upon the satisfaction of certain conditions that will be described in the indenture.

Each holder of the Convertible Notes will have the right to require the Company to repurchase for cash all or any portion of such holder's Convertible Notes on June 1, 2022 at a price per $1,000 principal amount at maturity of Convertible Notes equal to the accreted principal amount plus accrued and unpaid interest to, but excluding, the repurchase date.

In the event of a fundamental change (as defined in the indenture), holders of the Convertible Notes will be entitled to require the Company to repurchase all or a portion of their Convertible Notes at a repurchase price equal to 100% of the accreted principal amount of Convertible Notes, plus accrued and unpaid interest to, but excluding, the applicable repurchase date. Holders of Convertible Notes who convert their Convertible Notes in connection with a make-whole fundamental change (as defined in the indenture) or in connection with a redemption of such Convertible Notes on or prior to June 1, 2021 will, under, certain circumstances, be entitled to a make-whole premium in the form of an increase in the conversion rate determined by reference to a make-whole table to be set forth in the indenture.

On or before June 1, 2021, and subject to the satisfaction of certain conditions, the Company will be entitled to elect to redeem all or any portion of the Convertible Notes at a redemption price equal to 100% of the accreted principal amount at maturity of Convertible Notes, plus accrued and unpaid interest to, but excluding, the redemption date, if the daily volume weighted average price of the Company’s common stock is greater than or equal to 130% of the conversion price for at least 20 trading days during any 30 consecutive trading day period. After June 1, 2021, the Company will be entitled to elect to redeem all or any portion of the Convertible Notes (without regard to the price of the Company’s common stock) at a redemption price equal to 100% of the accreted principal amount of Convertible Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

The indenture will include customary events of default. Upon an event of default that is continuing, the indenture will provide that the accreted principal amount of Convertible Notes plus accrued and unpaid interest may be accelerated.

The Company expects to close the offering on or about June 21, 2017, subject to the satisfaction of various customary closing conditions. The Company estimates that it will receive net proceeds from the offering of approximately $90.5 million, after any original issue discount and offering expenses. The Company intends to use the net offering proceeds for general corporate purposes, including (but not limited to) acquisitions or other strategic transactions, working capital and capital expenditures, and debt repayment from time to time, based on market conditions.

The Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes, if any, will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Ninth Amendment to Credit Agreement, dated June 15, 2017, by and among PROS, Inc., Wells Fargo Bank, National Association, as administrative agent, and the Lenders party thereto.
99.1	Press Release dated June 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: June 15, 2017
/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Ninth Amendment to Credit Agreement, dated June 15, 2017, by and among PROS, Inc., Wells Fargo Bank, National Association, as administrative agent, and the Lenders party thereto.
99.1	Press Release dated June 15, 2017.